Access Persons

                           PERSONAL TRADING RULES AND
                         PROCEDURES FOR ACCESS PERSONS

                           AMERICAN EXPRESS FINANCIAL
                         CORPORATION AND ITS AFFILIATES

                                    July 2002

--------------------------------------------------------------------------------
                      Personal Trading Rules and Procedures
            American Express Financial Corporation and its Affiliates
--------------------------------------------------------------------------------

                Topic                                                    Page
--------------------------------------------------------------------------------

Personal Trading Rules Framework
         Applicability                                                    3
         General Personal Trading Rules                                  3-4
         Basis For Rules                                                  5
         Fiduciary Principles                                             6
         Definitions                                                      6

Reporting Requirements for Access Persons
          Security Activities Which Must Be Reported                      7
          How To Comply                                                   7
          Exceptions to Limited Choice                                    8

Additional Rules & Requirements for Access Persons
          Preclearance Of Security Trades                               9-10
          Preclearance Form                                              11
          Reporting & Preclearance Chart                               12-13
          Additional Reporting Requirements                              14
          Investment Clubs                                               15
          Giving Securities                                              15
          Sanctions                                                      16
          Unusual Trading Activity                                       16

Incremental Restrictions and Requirements for Investment Personnel
          60-Day Holding Period                                        17-18
          Private Placement Preclearance                                 18
          Research Analysts:  Additional Rules                         19-20

Incremental Portfolio Manager Restriction
          7-Day Blackout Period                                          21

American Express' Insider Trading Policy                               22-24

Forms & Completion Instructions                                        25-31

     Brokerage Account Instruction & Certification Form                25-26
     Personal Holdings Disclosure Form                                   27
     Brokerage Account Notification Instructions & Form                28-29
     Limited Choice Exception Request From                               30
     Quarterly Non-Brokerage Certification Form                          31

--------------------------------------------------------------------------------
                         Personal Trading Rule Framework
--------------------------------------------------------------------------------

Applicability

These rules apply to securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

o    You

o    Your spouse/partner

o    Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

o    Is a trustee or custodian for an account (e.g., for a child or parent)

o Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

o    Owns an IRA

o    Participates in an investment club

o Provide investment advice by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to direct or indirect ownership. (If you give investment advice or effect securities trading for others, notify Personal Trade Compliance.)

General Personal Trading Rules

These general rules, along with the procedures contained in the rest of this document, must always be followed:

1.   No use of inside information (refer to Insider Trading Policy on page 22).

2.   No purchasing of public offerings (initial or secondary issues)

3. No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our mutual funds or other advised accounts by trading in a security before the fund or advised account does.

4. No preferential treatment from other brokerage firms due to the purchaser's employment by American Express or its subsidiaries.

5.   No direct trades with broker/dealers' trading desks.

6.   No non-retail relationships with broker/dealers.

7. No use of American Express' name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

8. No speculative trading of American Express stock, which is characterized by transactions in "put" or "call" options, or short sales or similar derivative transactions. As part of the American Express Company Code of Conduct, the Company discourages short-term trading in its own stock.

9. No stopping stock. This is defined as a guarantee by a specialist that an order placed by a Floor Broker will be executed at the best bid or offer price then in the Specialist's book unless it can be executed at a better price within a specified period of time.

10. If the company's managed or owned accounts are active in a given security, no use of that security to meet margin calls if cash or other securities are available to meet the call.

11. All traders and trading assistants who trade in OTC securities must trade through American Express Brokerage.

12.  No trading of brokerage firm stocks by all traders and trading assistants.

13. No participation in "Private Securities Transactions" unless prior approval or acknowledgement from Personal Trade is granted.

Private Security Transactions, which may result in selling compensation (e.g. commissions, finders' fees, etc) to the employee, involve securities transactions outside the scope of one's employment.

     To comply with this rule:

     To comply with this NASD rule, before engaging in any private securities transactions, you must send a Lotus Notes message to Private Securities Transactions and include the following information:

          o    Detailed description of the proposed transaction.

          o    Detailed description of your role in the proposed transaction.

          o Indication of whether you will, have or may receive selling compensation.

     If the transaction includes selling compensation, you will be informed whether your participation is approved or disapproved. If it is disapproved, you must not participate in the transaction in any manner -- directly or indirectly. If the transaction does not involve compensation, you will receive acknowledgement that may require you to adhere to certain specified conditions in conjunction with the transaction.

Note:  Private Securities Transactions are different from Private
Placements, which are investments in securities of an issuer that is not a publicly held company.

Basis for Rules

The rules and procedures that apply to personal trading for access persons are derived from:

     Investment Company Institute (ICI) Guidelines to Industry on Personal Investing

     Securities and investment laws

          o    Securities Act of 1933

          o    Securities Exchange Act of 1934

          o    Investment Company Act of 1940

          o    Investment Advisers Act of 1940

          o    Insider Trading and Securities Fraud Enforcement Act of 1988

     Rules, regulations and corporate policies

          o    Securities and Exchange Commission (SEC)

          o    National Association of Securities Dealers (NASD)

          o    American  Express  Financial  Corporation  (AEFC) Insider Trading
               Policy

          o    American Express Company Code of Conduct

Fiduciary Principles

The following general fiduciary principles shall govern personal trading activities and the interpretation and administration of these rules:

     o The interests of Fund shareholders and other advised account clients must be placed first at all times

     o All personal trading transactions must be conducted consistent with these rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility

     o Company personnel should not take inappropriate advantage of their positions.

These rules do not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield company personnel from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders and other advised account clients.

Definitions

Personal trading rules for access persons apply to three groups of personnel. Each successive group is a subset of the previous group, and is subject to incrementally restrictive procedures. Therefore: Investment Personnel are subject to Access Person rules, plus the additional specified rules. Portfolio Managers are subject to Investment Personnel and Access Person rules, plus additional specified rules.

Access Persons are individuals who meet one or more of the following criteria:

1. Have access to information regarding impending purchases or sales of portfolio securities for any account owned or managed.

2.   Obtain such information within 10 days after the trade.

3.   Have  access  to  the  Investment   Department's  investment  research  and
     recommendations.

4. Work in the Investment Department or Asset Management Group, including but not limited to the following locations, Minneapolis, Boston, San Diego, Los Angeles, New York, New Jersey, London, Singapore, Sydney, and Tokyo.

5.   Participate in the investment decision-making process.

6.   Have a specific role which compels access person status, for example:

     - serving as a Board member of an AEFA investment company

     - providing direct, ongoing audit, compliance, or legal support to money management businesses.

Investment Personnel are research analysts, traders and portfolio managers.

Portfolio Managers are individuals with direct responsibility and authority over investment decisions affecting any account owned or managed. This includes associate portfolio managers.

--------------------------------------------------------------------------------
                 Reporting Requirements for Access Persons
--------------------------------------------------------------------------------

Securities Activities Which Must Be Reported

All personal securities activities (i.e., stocks, options, bonds, etc.), whether bought or sold, must be reported, with the exception of such things as mutual funds and certificates of deposit. A chart indicating which transactions must be reported is located on pages 12-13. You must report activity involving securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

o    You

o    Your spouse/partner

o    Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

o    Is a trustee or custodian for an account (e.g., for a child or parent)

o Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death

o    Owns an IRA

o    Participates in an investment club

o Provide investment advice by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to direct or indirect ownership. (If you give investment advice or effect securities trading for others, notify Personal Trade Compliance.)

Failure to disclose all brokerage accounts may result in a sanction, which includes possible termination.

How To Comply

Unless you have an exception approved by Personal Trade Compliance, your personal trading must be conducted through one of three brokers - American Express Brokerage, Schwab, or Merrill Lynch. Personal Trade Compliance has arranged to receive automated data feeds of transaction activity from American Express Brokerage, Schwab, and Merrill Lynch accounts.

You must report any new accounts opened by immediately completing the following steps:

o Complete the Brokerage Account Notification Form on page 29 and return it to Personal Trade Compliance, H26/95. Failure to properly carry out this notification process may result in a sanction.

o Notify your broker of your association with American Express. You are responsible for notifying your broker that you work for American Express Financial Advisors, a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

Exceptions to Limited Choice

Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers - American Express Brokerage, Schwab, or Merrill Lynch - will be rare. If you believe your situation warrants an exception, print and complete the Exception Request Form found on page 30.

If you are granted an exception you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.

--------------------------------------------------------------------------------
            Additional Rules & Requirements for Access Persons
--------------------------------------------------------------------------------

Preclearance of Security Trades

You must obtain prior approval - known as preclearance - when trading in any of the investment vehicles indicated on the "Securities Reporting and Preclearance Chart" (see pages 12-13). When requesting preclearance, you must follow these procedures:

Requesting preclearance - On the day you intend to purchase or sell a security requiring preclearance, complete Section A of the Preclearance Form (see form on page 11) and fax it to the equity trading desk on H17 at (612) 671-5101 between 8 AM and 3 PM. Central Time.

Approval process - Before approving the transaction, the trading desk will verify that there are no managed or owned accounts trading in the security. For example, the trading desk verifies there is no same day or opposite way/previous day trading in that security. The trade desk will complete Section B of the preclearance form and fax it back to you. Preclearance is only effective for the day it is given.

After Hours Trading (On-line) - When trading through an on line account you have until midnight the day you are granted preclearance to enter your trade. When routing your preclearance form to Personal Trade Compliance, please attach a copy of your electronic confirmation from your broker showing that the trade was entered on the day preclearance was given. The trade then needs to be executed no later than the next business day. We will not consider the trade in good form unless both documents are submitted.

Execution of your trade - Complete Section C of the preclearance form upon execution of the trade and route it to Personal Trade Compliance immediately. The entire approval section must be complete in order for the preclearance form to be accepted in good order. If any portion of the form is incomplete, it may result in a preclearance violation. Even if the trade is not executed, you are still required to send the form to Personal Trade Compliance.

Local approval process necessary for individuals in the Los Angeles office - An additional level of preclearance approval is required in Los Angeles before executing a trade because of unique considerations with the CDO/CLO business. See your local Compliance Officer for more information.

Boston and Other Satellite Offices using team Management Approach
For a special rule applying to all employees in the Boston office and other satellite offices using a team-based management approach, see page 20 under "Boston and Other Satellite Offices Using Team Management Approach".

Exceptions

Exceptions may be granted if the individual has tried to preclear a trade at least three times in any five consecutive day period. In order to be granted this exception, you must request approval by sending your request via Lotus Notes addressed to: Personal Trading. Provide a written explanation of the circumstances, including:

o    The type of trade

o    The name of the security

o    The number of shares

o    Your position, such as trader, analyst, portfolio manager, other.

o    The three most recent dates you have tried to preclear

You will receive a written response to your request within 24 hours.

If you receive an exception, the exception is only for the preclearance portion of your trade. You are still responsible for ensuring compliance with the other personal trading rules, including the 60-day holding period and the 7-day black out

                    Request for Personal Trading Preclearance

--------------------------------------------------------------------------------
A. Request for Trade Approval (completed by employee):
--------------------------------------------------------------------------------

Employee's                    First                      Middle
Last Name:__________________  Name:____________________  Initial:______

Extension:__________________  Fax Number:______________________________

Brokerage Firm:                                    Approved
[ ] AXP Brokerage [ ] Merrill Lynch [ ] Schwab [ ] Exception:___________________
                                                             (specify firm name)

Account Number:_________________________________

Type of Trade:    [ ]  Buy          [ ]  Sell                 [ ]  Short Sale

Ticker:________________________

--------------------------------------------------------------------------------
B. Trade Authorization (completed by trade desk - H17)
--------------------------------------------------------------------------------

Equity/option authorized?                   [ ]  Yes          [ ]  No
Equity/option traded same day?              [ ]  Yes          [ ]  No
Equity traded previous day opposite way?    [ ]  Yes          [ ]  No
Option traded previous day opposite way?    [ ]  Yes          [ ]  No
Fixed income approved by:_______________

Request Approved?                       [ ]  Yes              [ ]  No

Approved by:____________________________       Date/Time (EST):_________________
                                               Log Number:______________________

--------------------------------------------------------------------------------
C. Trade Execution (completed by employee)
--------------------------------------------------------------------------------
[ ] Trade Executed                             [ ] Trade Not Executed
---------------------------------------------- ---------------------------------
Quantity:__________       Price:___________
---------------------------------------------- ---------------------------------

                     Three Step Preclearance Request Process

     1. EMPLOYEE: Complete Section A - Request for Trade Approval and fax Request for Personal Trading Preclearance to the Equity Trade Desk at
          (612) 671-5101 between 8 AM and 3 PM Central Standard Time.

     2. EQUITY TRADE DESK: Complete Section B - Trade Authorization and fax Request for Personal Trading Preclearance back to employee.

     3. EMPLOYEE: Complete Section C - Trade Execution and fax (612) 678-0150 or route (H26/95) a copy of the completed Request for Personal Trading Preclearance to the Personal Trade Team immediately, regardless of whether or not the trade is executed.

     Please refer to pages 9-10 of the Personal Trading Rules and Procedures for Access Persons for questions regarding preclearance requirements.

------------------------------------------------------------------------------
Reporting & Preclearance Chart       Reporting       Preclearance Required?
                                  required for
                                      these
                                  transactions?
------------------------------------------------------------------------------
American Depository                     Yes          Yes (against underlying
Receipts/Shares/Units                                 security and ADR/ADU)
(ADRs/ADSs/ADUs)
------------------------------------------------------------------------------
Annuities                                No                    No
------------------------------------------------------------------------------
American Express Stock (other           Yes             The AXP Corporate
than shares  purchased in                            secretary requires all
Incentive Savings Plan or stock                       individuals in grade
purchase plan - see *)                                bands 50 and above to
                                                      preclear their trades
                                                     through the Secretary's
                                                      office. The Corporate
                                                       Secretary's office
                                                     number is: 201-209-5852
------------------------------------------------------------------------------
(Options on) American Express      Prohibited by     Prohibited by American
Stock (i.e., puts and calls)      American Express   Express Code of Conduct
                                  Code of Conduct

------------------------------------------------------------------------------
American Express stock options          Yes          No, except for SVPs and
(obtained as a part of an                               other officers as
incentive plan)                                          described above
------------------------------------------------------------------------------
Bonds and other debt                    Yes                    No
instruments:  corporate
------------------------------------------------------------------------------
Bonds and other debt                    Yes             Yes (against both
instruments:  convertible                              underlying stock &
                                                        convertible debt)
------------------------------------------------------------------------------
Bonds and other debt                     No                    No
instruments:  Government
(Treasury notes, bills, bonds
or STRIPS) and Church Bonds
------------------------------------------------------------------------------
Bonds and other debt                    Yes                    No
instruments:  U.S. Guaranteed
or of federally sponsored
enterprises (FHLMC, FNMA, GNMA,
etc.)
------------------------------------------------------------------------------
Bonds and other debt                    Yes                    No
instruments:  closely held
------------------------------------------------------------------------------
Certificates of Deposit,                 No                    No
Savings Certificates, checking
and savings accounts and money
market accounts

------------------------------------------------------------------------------
Closed-end funds                        Yes                    Yes
------------------------------------------------------------------------------
Commercial Paper                         No                    No
------------------------------------------------------------------------------
Derivatives (DECS, ELKS,                Yes             Yes (against both
PRIDES, etc.)                                          underlying stock &
                                                           derivative)
------------------------------------------------------------------------------
Dividend Reinvestment Plans      Yes, on quarterly             No
                                 reporting form
------------------------------------------------------------------------------
Futures:  commodity, currency,          Yes                    No
financial, or stock index
------------------------------------------------------------------------------
Index Securities  -  (S&P 500,          Yes                    No
SPDRS/SPY, Diamonds/DIA,
Cubes/QQQ, etc.) Exchange
Traded Funds,  Holders Trusts
------------------------------------------------------------------------------
Limited Partnerships                    Yes                    Yes
------------------------------------------------------------------------------
Limit order                             Yes           Yes, must renew daily
------------------------------------------------------------------------------
Managed or wrap accounts:

o  If individual securities
   held and investor has                    Yes                    Yes
   ability to exercise trading
   discretion

o  If individual securities not              No                    No
   held
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Reporting & Preclearance Chart       Reporting       Preclearance Required?
                                  required for
                                      these
                                  transactions?
------------------------------------------------------------------------------
Mutual Funds                             No                    No
------------------------------------------------------------------------------
Options on stocks                       Yes           Yes (except to close
                                                     position in the last 5
                                                      business days before
                                                           expiration)
------------------------------------------------------------------------------
Options:  exercise of option to         Yes                    No
buy or sell underlying stock
------------------------------------------------------------------------------
Options on futures and indices          Yes                    No
(currency, financial, or stock
index)
------------------------------------------------------------------------------
REITS (Real Estate Investment           Yes                    Yes
Trusts)
------------------------------------------------------------------------------
Private Placements               Yes, on quarterly     Yes, if Investment
                                   reporting form           Personnel
------------------------------------------------------------------------------
Stocks:  common or preferred            Yes                    Yes
------------------------------------------------------------------------------
Stocks:  convertible preferred          Yes           Yes (both underlying
                                                      stock and convertible
                                                           preferred)
------------------------------------------------------------------------------
Stocks:  short sales  (short            Yes                    Yes
sales prohibited on American
Express stock)
------------------------------------------------------------------------------
Stocks (owned) - exchanges,             Yes                    No
swaps, mergers, tender offers
------------------------------------------------------------------------------
Stocks - public offerings            Prohibited            Prohibited
(initial OR secondary)
------------------------------------------------------------------------------
Stocks - Rights or warrants             Yes                    Yes
acquired separately
------------------------------------------------------------------------------
Stocks - employer-sponsored      Yes, on quarterly             No
purchase plan (spouse or           reporting form
partner)
------------------------------------------------------------------------------
Unit Investment Trusts (UITs)           Yes                    No
------------------------------------------------------------------------------

* - American Express Incentive Savings Plan and Stock Purchase Plan activities are not subject to reporting or preclearing

--------------------------------------------------------------------------------
                        Additional Reporting Requirements
--------------------------------------------------------------------------------

Initial Holdings Disclosure

New Access Persons must disclose certain securities holdings in which they have a beneficial interest. All new Access Persons will receive a copy of the Access Person Trading rules, which includes a Holdings Disclosure form. This document along with the brokerage account certification form must be returned to Personal Trade Compliance H26-95 within 5 days. An example of the holdings disclosure form is located on page 27. Additionally, new access persons must complete the brokerage account certification form shown on page 26.

Annual Certification and Annual Holdings Disclosure

In addition to reporting requirements already outlined, every Access Person must submit an annual certification form. If you are new to the company, you will receive a form and instructions when you attend your orientation session. If you do not attend this orientation session, please contact the Personal Trade area 612-671-5196 for the information. Failure to disclose all brokerage accounts in which you have a beneficial interest may result in a sanction, which includes possible termination.

Access Persons must also disclose annually certain securities holdings in which they have a beneficial interest. Failure to disclose annual holdings by the time frames specified by Personal Trade Compliance may result in a sanction, which includes possible termination.

All Access Persons will receive a form electronically on an annual basis from Personal Trade Compliance. You should document your account(s) certification and holdings disclosures on this form.

Quarterly Reporting

Personal Trade Compliance will send you a form each quarter to indicate whether, for a given calendar quarter, you executed securities transactions outside of a broker-dealer account. If so, you must return the quarterly reporting form to Personal Trade Compliance within 10 calendar days of the last day of the quarter.

An example of the quarterly reporting form is located on page 31. This need for quarterly reporting is based upon Rule 204-2(a)(12) of the Investment Advisers Act; American Express is required to collect information on certain securities transactions quarterly.

Investment Clubs

There is no prohibition against joining an investment club. However, Access Persons who are members of investment clubs are required to preclear club transactions. Execution of non-precleared trades made by club members will result in a violation for the American Express Access Person. (This also applies to any other accounts which meet the criteria indicated under "security activities which need to be reported" on page 7) When forming an investment club, provide the following to Personal Trade Compliance:

     o    a copy of the Brokerage Account Notification Form (see page 29)

     o    a copy of your investment club's bylaws

     o a listing of the members of the club and an indication of any employees or independent contractors of American Express in the club. Please include the individual's employee (or P2 advisor) identification number.

     o    the contact person for the club in case of questions

     o the account needs to be held at American Express Brokerage, Schwab or Merrill Lynch, unless the club has been granted an exception from Compliance

For information on setting up an investment club, you can contact the National Association of Investors Corporation at (248) 583-6242.

Giving Securities

If you are giving securities to a non-profit organization, please provide the following information in writing to Personal Trade Compliance:

     o    the name of the organization to which you are giving the securities

     o    a description of the security

     o    the number of shares being given

     o    the day you intend to buy the security (if not already owned)

     o the day you intend to give the securities (if the gift was not actually given on the day intended, please inform Personal Trade Compliance)

Preclearance is not necessary for a gift to a non-profit organization, and the 60-day and

7-day rules do not apply.

For giving securities to a for-profit organization or to an individual or trust, the preclearance and 7-day rules do apply if you are purchasing the securities you intend to give. The 60-day rule does not apply. You will need to report the transaction on the quarterly reporting form described above.

Sanctions

Sanctions will be imposed for violations of American Express, SEC, or NASD rules or policies. It is standard in the industry to impose sanctions when violations occur. These sanctions are communicated via violation letters and will vary depending on the severity of the violation and/or if a record of previous violations exists. Examples of potential sanctions include (but are not limited to):

o notification to your broker to freeze your account. This is a typical sanction if you fail to move your account(s) or maintain your account purchase transactions to one of the three limited choice brokers - American Express Brokerage, Schwab, or Merrill Lynch. The account could then be used only for transfers and liquidations

o    notification of your leader and department head

o unwinding the trade and forfeiting any profits to a charity, which is the typical sanction for a 60-day holding period or 7-day blackout violation (see note below for forfeiture process)

o    prohibition against personal trading for a specific period of time

o    negative impact on the individual's bonus and or performance rating

o    termination

     A record of each violation and sanction is maintained by Personal Trade Compliance.

     Note:  The process for forfeiture of profits is this:


     |X|  Calculate the profit using the last in, first out (LIFO) method.

     |X| Send a check to a non-profit charity of your choice. (You may be able to take a charitable deduction on your tax return for contributions to a tax-qualified 501(C)(3) charity --- please consult with your tax advisor.)

     |X| Send a copy of the calculation, the receipt from the charity and both sides of the canceled check to Personal Trade Compliance.

The Personal Trade Committee will work with your leader to impose sanctions when necessary.

Unusual Trading Activity

The Personal Trade Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may be asked to supply Personal Trade Compliance with an explanation of your personal trade(s). Examples of situations that may require a memo of explanation include, but are not limited to:

o    violations of personal trading rules

o trades in a security shortly before our Investment Department trades in the same security on behalf of a client

o    significant changes in trading volume

o    patterns of short-term, in and out trading

o    significant positions in illiquid securities

o    a number of employees trading in the same security in the same time frame

--------------------------------------------------------------------------------
       Incremental Restrictions and Requirements for Investment Personnel
         (defined as research analysts, traders, and portfolio managers)
--------------------------------------------------------------------------------

60-Day Holding Period

Profiting from short-term trading is prohibited. You may not buy, then sell (or sell short, then cover the short) the same securities (or equivalent) within 60-calendar days, while realizing a gain. You must wait until calendar day 61 (Trade date + 60) to close out your position if you will be making a profit. When calculating the 60-day holding period, you must use the last-in, first-out
(LIFO) method. We use LIFO for two main reasons:

o the purpose of the rule is to discourage short-term trading. A first-in, first-out (FIFO) or specific identification method could encourage short-term trading.

o application of a method other than LIFO could be very cumbersome and time-consuming.

Exceptions

The Firm grants three exceptions to this rule:

     o Small Trade - defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. ***Please indicate on your preclearance form "small trade exception"***. The small trade exception still requires you to obtain preclearance.

     o Futures and Indices - due to the size and liquidity of certain markets, the following investment vehicles are exceptions to the 60-day holding period requirement and do not need to be precleared:

               -    financial futures (e.g., Treasury bond futures)

               -    stock index futures (e.g., S&P 500 index futures)

               -    currency futures (e.g., futures on Japanese Yen)

This exception also applies to options on futures and indices. Options on equities continue to be subject to the 60-day rule.

--------------------------------------------------------------------------------
Incremental Restrictions and Requirements for Investment Personnel
--------------------------------------------------------------------------------

o Financial Hardship - a financial hardship must be an "immediate and heavy financial need" and must be a situation where funds are not readily available from other sources. Financial hardships must meet the criteria outlined in the American Express Incentive Savings Plan (ISP). See the ISP Summary Plan Description in the Total Compensation Guide for these guidelines. Hardships are further subject to the following stipulations:

          o The amount traded may not exceed the amount required to meet the financial hardship, though the trade amount may include an amount for anticipated income taxes and tax penalties. Please consult with your tax advisor for advice.

          o You must receive approval from Personal Trade Compliance before a hardship trade. Begin by calling x15196 for assistance. You will need to put your request in writing and to route it to Personal Trade Compliance. You will receive a response within two business days.

          o Your request may not be approved if the standards outlined above are not met.

If you have questions about the 60-day holding period please contact us by sending a lotus note to "Personal Trading" or call us at x 15196 before you execute.

Private Placement Preclearance

You must receive prior approval from your leader and Personal Trade Compliance before acquiring any securities in a private placement.

How to obtain approval - Write an explanation of the investment and submit the request to your leader (or next level leader if your leader is not available). Included in the request should be an explanation of:

     o    the nature of the investment

     o    how you were solicited

     o whether or not the opportunity was being offered to any of American Express's managed accounts

     o whether the security is likely to be purchased by an American Express managed account fund in the future.

How private placements are approved - Your leader will approve (by signing) or reject your request, and return the request to you. If approval is granted, send the request to Personal Trade Compliance. Personal Trade Compliance will respond to you requesting any additional information or further documentation needed to make a decision. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you can invest. You must report the investment on the quarterly reporting form (sample shown on page 29).

If you have questions about how the private placement approval process applies to a transaction you are considering, please contact us by sending a lotus note to "Personal Trading" or call us at x 15196 before you execute.

--------------------------------------------------------------------------------
Incremental Restrictions and Requirements for Investment Personnel
--------------------------------------------------------------------------------

Research Analysts:  Additional Rules

Research Analysts must conduct their personal trading activities in a manner such that transactions for an analyst's customers, clients, and employer have priority over transactions in securities or other investments of which he or she is the beneficial owner. In order to clarify how Research Analysts at AEFA should comply with this requirement, please note the following:

--------------------------------------------------------------------------------
General Rules for all Analysts
--------------------------------------------------------------------------------

o For Minneapolis based analysts, all new investment recommendations or changes in recommendations should be communicated immediately in the Research Notes section of Lotus Notes. Other appropriate means of communication should be used in addition to Lotus Notes to facilitate broad and immediate dissemination of the recommendation. For Satellite offices not using Research Notes, the analyst must document their investment recommendations in writing in the form required by their leader.

o Analysts should not trade a security in their own account if they anticipate issuing a new recommendation or changing an existing recommendation on the same security.

o Analysts should not trade in a security for their own account contrary to their current recommendation with respect to the security or rating.

o Analysts should not trade in their own account for a period of 2 business days after a written recommendation is disseminated through the Research Notes section of Lotus Notes.

o Analysts who provide a recommendation to the Hedge Fund, and that recommendation is acted upon, will be held to the 7-day blackout rule. (See page 21 for definition of 7-day blackout rule.)

o Dedicated analysts in the Hedge Fund group are considered part of a "team management" group and are held to the 7-day blackout rule for all trades made in the funds. (See page 21 for definition of 7-day blackout rule.)

--------------------------------------------------------------------------------
Minneapolis- Based Equity Analysts
--------------------------------------------------------------------------------
Effective July 9 and continuing until the phase-out of "Stock Comments" (AEFC proprietary research posted via the firm's web site to retail customers), Minneapolis Equity Analysts must abide by the new NASD Analysts' Conflicts Rule 2711 related to research analysts whose research reports are published. As such, Minneapolis Equity Analysts who buy a security for which they also provide research coverage should immediately:

     o Notify the Research Communication Coordinator (currently Scott Olson at x 11483) and

     o    Notify Compliance by sending a Lotus Note to Personal Trading.

It is crucial that these notifications be made so AEFC can appropriately discontinue the Stock Comments coverage for that security.

In addition, once a research report is issued or a rating change or price target changes, you must wait 5 calendar days prior to conducting a personal trade in that security. This is currently more stringent than the 2 business days for other analysts because the new NASD rule applies only to research analysts publishing research reports. Once Stock Comments is discontinued, we expect the rule for analysts trading in stocks they follow to be standardized for all analysts.

--------------------------------------------------------------------------------
Boston and Other Satellite Offices Using Team Management Approach
--------------------------------------------------------------------------------

For all members of the Boston office, the 7-day blackout rule will apply. Since Boston uses a team-based approach where research analysts and others are actively involved in portfolio management discussions and decisions, the 7-day blackout rule (see page 21) will apply to all personnel in the Boston office.

When a Boston office employee's personal trade in XYZ occurs within the 7-day window before or after a fiduciary trade in XYZ for an advised account, this will be flagged as a potential violation. Compliance will then determine from the portfolio manager information about who was privy to the information about the impending trade. The accountability will be on the Boston office employee to explain why the personal trade should not be considered a violation.

The same rule will apply to other satellite offices being built if they use a similar team management approach.

In addition to the above, all trades for an analyst's own account remain subject to the normal pre-clearance and other personal trading rules.

--------------------------------------------------------------------------------
             Incremental Portfolio Manager Requirements and Restrictions
--------------------------------------------------------------------------------

7-day Blackout Period

Portfolio managers are not allowed to buy or sell a security during the seven-day blackout period, which is defined as:

o trade date less seven calendar days before and trade date plus seven calendar days after a fund or account they manage trades in that same (or equivalent) security. This means a portfolio manager must wait until calendar day 8.

For example, a portfolio manager's fund trades XYZ Co. on August 12. The last day for a personal trade of XYZ Co. is August 4 and the next day a personal trade can be made is August 20.

This rule includes all individual portfolio trades as well as all program trades.

Exceptions

The Firm grants two exceptions to this rule:

     Small trades - defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form "small trade exception". The small trade exception still requires you to obtain preclearance.

o Futures and Indices - due to the size and liquidity of certain markets, the following investment vehicles are exceptions to the 7-day blackout period rule and do not need to be precleared:

          o    financial futures (e.g., Treasury bond futures)

          o    stock index/futures (e.g., S&P 500 index/futures)

          o    currency futures (e.g., futures on Japanese Yen)

This exception also applies to options on futures and indices. Options on equities continue to be subject to the 7-day blackout rule.

If you have questions about how the 7-day blackout rule applies to a trade you are considering, please contact us by sending a lotus note to "Personal Trading" or call our hotline at x 15196 before you execute your trade.

--------------------------------------------------------------------------------
                                American Express'
              Statement of Policy and Procedures with Respect to Receipt and Use of Material, Inside (Non-Public) Information
--------------------------------------------------------------------------------

This statement represents the policy of American Express Financial Advisors
(AEFA) and its subsidiaries with regard to the receipt and use of material inside (non-public) information. If you have any questions about this policy, contact the Law Department.

1. Court and SEC administrative decisions interpreting Rule 10b-5, promulgated under the Securities Exchange Act of 1934, make it unlawful for any person to trade or recommend trading in securities while in possession of material inside (non-public) information.

     In particular, trading by a corporate insider or by someone who is not a corporate insider, while in possession of material non-public information, is unlawful where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or the non-insider had a duty to keep the information confidential or the information was misappropriated (i.e., stolen). In addition, communicating material, non-public information to others is unlawful.

2. Material inside information is any information about a company or the market for the company's securities that has come directly or indirectly from the company and that has not been disclosed generally to the marketplace, and that the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

3. Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant explanation or curtailment of operation, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

4. "Inside" information is information that has not been publicly disclosed. Information received about a company under circumstances that indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by Reuters, The Wall Street Journal or trade publications.

5. In addition to the prohibition on trading on insider information, AEFA - associated persons are prohibited from front-running. Front-running is trading for a personal account with the expectation that an AEFA managed account will soon trade the same security.

6. To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, AEFA allocates brokerage business to broker-dealers who are in a position to provide such services. This policy is consistent with AEFA's efforts to secure best price and execution. However, it is AEFA's policy that brokerage not be allocated in consideration of the furnishing of material inside information. AEFA - associated persons, in recommending the allocation of brokerage to broker/dealers, should not give consideration to any material inside information furnished by any broker/dealer.

7. AEFA - associated persons have no obligation to investment companies or other clients advised by AEFA to trade or recommend trading on the basis of material, non-public information in their possession. AEFA - associated persons' fiduciary responsibility to their clients does not require that they disregard the limitations imposed by the federal securities laws, particularly Rule 10b-5.

8. Whenever an AEFA - associated person receives material information about a company that he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), he or she must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person. If he or she has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question by contacting the Law Department before trading. He or she must not discuss the information with any AEFA - associated person of AEFA other than his/her direct supervisor, the director of trading or the vice president of investment services. In addition, care should be taken so that the information is secured.

9. If there are any unresolved questions whatsoever in an AEFA - associated person's mind as to the applicability or interpretation of the foregoing standards or the propriety of any desired action, he/she must discuss the matter with the law department prior to trading or recommending trading.

10. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their firms. Penalties include civil injunctions; suspension or bar from working in the securities industry; triple damages; forfeiture of profits; jail terms of up to 10 years; criminal penalties of up to $1 million for individuals and $2.5 million for firms; and civil fines of up to three times the profit gained or loss avoided for individuals, or the greater of $1 million or three times the profit gained or loss avoided for firms. In addition, any violation of this policy can be expected to result in serious sanctions by AEFA, including dismissal of the person(s) involved. Violations may also result in a permanent bar from the securities industry.

11. All AEFA - associated persons will be subject to the following personal trading procedures. AEFA - associated persons will:

o Employees and P1 Advisors must conduct all personal trades through one of three brokers - American Express Brokerage, Schwab, or Merrill Lynch, unless an exception has been granted

o Report any change in the above election promptly, in writing, to Personal Trade Compliance.

o Complete an annual certification form about their personal securities activities (example attached).

o Provide any additional information about personal trading activities at AEFA's request.

Employees in the Investment Department and Asset Management Group will be required to preclear all personal trades.

These rules apply to securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

o    You

o    Your spouse/partner

o    Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

o    Is a trustee or custodian for an account (e.g., for a child or parent)

o Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

o    Owns an IRA

o    Participates in an investment club

o Provide investment advice by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to direct or indirect ownership. (If you give investment advice or effect securities trading for others, notify Personal Trade Compliance

The Chief Investment Officer and the Senior Vice President -Institutional are responsible for the implementation of this statement of policy with respect to individuals in the Investment Department and Asset Management Group. The Compliance Department is responsible for implementing this Statement of Policy with respect to all other corporate-office associated persons. The Senior Vice President and General Sales Manager - U.S. Advisor Group is responsible for implementing this Statement of Policy in the field.

This statement will be distributed to all AEFA - associated persons and will be issued and explained to all new personnel at the time of their employment with AEFA. In addition, at least annually and at such other times as the Chief Compliance Officer may determine it is necessary or appropriate, representatives of the Compliance Department and/or General Counsel's Office will meet with Investment Department personnel to review this Statement of Policy.

The Personal Trade Committee, consisting of representatives of the Compliance Department, the Investment Department, Corporate Audit and the General Counsel's Office, will review records maintained in connection with trading.

The General Counsel's Office and Compliance will review this Statement of Policy on a periodic basis and may revise it in the light of developments in the law, questions or interpretation, and practical experience with the procedures contemplated by the Statement.

--------------------------------------------------------------------------------
                  Forms and Completion Instructions
--------------------------------------------------------------------------------

Below are the steps for completing the brokerage account certification and disclosure form found on the following page:

1. Write your name, ID number, and routing in the upper right hand corner of the form.

2.   Check the appropriate box in Section 1.

          Brokerage firm account - an account in which securities are bought and sold (i.e. stock, bonds, futures, options, etc.). Do NOT include mutual fund accounts, employer-sponsored incentive savings plans, or the American Express Stock Purchase Plan.

               o If you checked "YES" in Section 1, complete all requested information in Sections 2, 3 and 4.

               o    If you checked "NO" in Section 1, complete Sections 3 and 4.

3. In Section 2, please be sure to state the brokerage firm name and the address, account number, and type of ownership (definitions listed below):

o Direct (D): you are the owner of the account (i.e., joint or single ownership).

o Indirect (I): accounts in which you have a beneficial interest, and that are registered in another person's name. This includes members of your household (e.g., spouse, partner, minor children, etc.).

o    Club (C): you are a member of an investment club.

o Advised (A): you serve in an advisory capacity by making investment decisions or recommendations.

o    Managed (M): you have no discretion over the investments in the account.

         --------------------------------- ---------------- ---------------
             Brokerage Firm Name and       Account Number     Ownership
            Location of Branch Office                       (D, I, C, A, M)
         --------------------------------- ---------------- ---------------
         American Express Brokerage -      JH-062588-PG           D
         Minneapolis
         --------------------------------- ---------------- ---------------
         Schwab - Minneapolis              AB-062588-LM           I
         --------------------------------- ---------------- ---------------

4. Complete section 3 if you are a member of a board of directors of a for-profit company.

5.   Sign and date the form in Section 4.

American Express                            Name:_______________________________
Brokerage Account                           Social Security # __________________
Certification and Disclosure                ID Number:__________________________
Access Persons                              Routing:____________________________

--------------------------------------------------------------------------------
Section 1
--------------------------------------------------------------------------------

Do you or any members of your household have any brokerage account(s) (including American Express Brokerage accounts) in which you own directly or indirectly, advise for others, have managed by another person(s), or participate in as a member of an investment club?

[ ] YES (if yes, complete Section 2 listing all brokerage firm accounts including American Express Brokerage, Schwab or Merrill Lynch accounts. Then complete section 3 and 4).

[ ]  NO (if no, complete Section 4).

--------------------------------------------------------------------------------
Section 2
--------------------------------------------------------------------------------

                            BROKERAGE ACCOUNT DETAIL

----------------- ---------------- ----------------- ---------------------------
**Brokerage Firm   Account Number     Ownership*      Name & SSN on account if
  Name & Address                    (D, I, C, A, M)   different than your own
----------------- ---------------- ----------------- ---------------------------

----------------- ---------------- ----------------- ---------------------------

----------------- ---------------- ----------------- ---------------------------
                       *D = Direct I = Indirect C = Club A = Advised M = Managed

If more space is needed, please attach the additional information on a separate page. Please sign and date any attached sheets.

--------------------------------------------------------------------------------
Section 3
--------------------------------------------------------------------------------

List any for-profit companies for which you are a member of the Board of Directors (if none, please indicate):

__________________________________________________________

--------------------------------------------------------------------------------
Section 4
--------------------------------------------------------------------------------

By signing this document, I am certifying that:

o I am certifying that the brokerage firms listed above are the only brokerage firms where I hold accounts (directly, indirectly, club, advised or managed) at this time.

o I also certify that I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.

o I understand that failure to completely disclose all brokerage accounts to Personal Trade Compliance may result in sanctions, which could include termination.

o If I open any new brokerage accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form before the first trade is conducted.

o I also certify I have read and understand the American Express insider trading policy and personal trading rules document and will abide by them.

___________________________________________                    _________________
Signature                                                                   Date

                  Return to: Personal Trade Compliance -- H26/95

--------------------------------------------------------------------------------
                    Initial Personal Holdings Disclosure Form
--------------------------------------------------------------------------------

o    Please complete all columns.

o    Please be sure to sign the form, or initial if submitting electronically.

o    If  submitting  electronically  please  send via  lotus  notes to  Personal
     Trading.

o If submitting hard copy please send form to Personal Trade Compliance, H26/95.

o    This document must be received in Personal Trade Compliance within 5 days.


                                  PLEASE PRINT LEGIBLY OR TYPE
--------------------- ----------------------- -------------------- ----------------- -----------------------
      Quantity         Security Description   Brokerage Firm Name   Account Number         Ownership
 (shares/face amt.)     (Name of Security)     (If not held at a                      D-Direct I-Indirect
                                                brokerage firm,                        C-Club A- Advised
                                                please indicate                            M-Managed
                                                     N/A)
--------------------- ----------------------- -------------------- ----------------- -----------------------
--------------------- ----------------------- -------------------- ----------------- -----------------------

--------------------- ----------------------- -------------------- ----------------- -----------------------

--------------------- ----------------------- -------------------- ----------------- -----------------------

--------------------- ----------------------- -------------------- ----------------- -----------------------

--------------------- ----------------------- -------------------- ----------------- -----------------------

--------------------- ----------------------- -------------------- ----------------- -----------------------

--------------------- ----------------------- -------------------- ----------------- -----------------------

Name of Financial Institutions with whom you maintain securities in a (brokerage account but which are not reportable above, e.g., Mutual Fund Securities)

        ________________________________       ________________________________

        ________________________________       ________________________________


If you need more space, please use another form. Be sure to sign and date any additional forms

By signing this document, I am certifying that the securities listed above are the only holdings. I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.


______________________________         _______________________
Signature                                  Date

______________________________         _______________________        __________
Print Name                                 Employee #                 # of pages

                   Brokerage Account Notification Form Process

On the following page is the Employee Notification Form that is required to be completed if you--or an immediate family member--maintains an external brokerage account. The external brokers that are allowed are Schwab or Merrill Lynch only.

Please be sure to:

o    Fill out the broker information section.

o Fill out the access person information section. Be sure to include family members' information if applicable

o Send the form to Personal Trade Compliance-H26/95 no later than 5 days after receiving this packet.

If you have questions, please send a Lotus Note addressed to: Personal Trading or contact the Personal Trade Hotline 612-671-5196.

           ***This is not an account transfer form and will not cause your securities to move***

                       BROKERAGE ACCOUNT NOTIFICATION FORM

--------------------------------------------------------------------------------
When to use this form:  AEFA  personnel  are required to complete this form when opening any new brokerage account (including new accounts opened to support an account transfer).
--------------------------------------------------------------------------------

STEP 1:  COMPLETE EMPLOYEE INFORMATION SECTION

-------------------------------------------- -------------------------------------------------------------------------
Name (First and Last)
-------------------------------------------- -------------------------------------------------------------------------
ID Number (eg., E12345)/Position             / [ ] Corporate Office Employee [ ] P1 Advisor [ ] Field Employee
-------------------------------------------- -------------------------------------------------------------------------
Social Security Number
-------------------------------------------- -------------------------------------------------------------------------
Field or Corporate Office Routing
-------------------------------------------- -------------------------------------------------------------------------

STEP 2:  COMPLETE BROKERAGE ACCOUNT INFORMATION SECTION

------------ ----------- ------------ ----------- ------------------------------
                                                    Broker Dealer (choose one)
                                                  ------------------------------
Name on      Account     Social       Ownership*  American    Charles   Merrill
Account      Number      Security                 Express      Schwab    Lynch
                         Number                   Brokerage
============ =========== ============ =========== =========== ========= ========

------------ ----------- ------------ ----------- ----------- --------- --------

------------ ----------- ------------ ----------- ----------- --------- --------

------------ ----------- ------------ ----------- ----------- --------- --------

------------ ----------- ------------ ----------- ----------- --------- --------

------------ ----------- ------------ ----------- ----------- --------- --------

------------ ----------- ------------ ----------- ----------- --------- --------
  * E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.

STEP 3:  SUBMIT COMPLETED FORM TO PERSONAL TRADE COMPLIANCE

--------------------------------------------------------------------------------
A.  To submit via Interoffice mail, send to Personal Trade Compliance, H26 / 95.
--------------------------------------------------------------------------------
B.  To submit via Lotus Notes, attach completed form and send to Personal
    Trading.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Limited Choice Exception Request
--------------------------------------------------------------------------------

Complete this form if one of the situations described below applies to you and you wish to request an exception to the limited choice policy of conducting trading through one of the three authorized firms.

Exception Policy - The typical kinds of situations for which Personal Trade Compliance expects exception requests include:

A. spouse accounts where spouse of AEFA employee works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm's policy)

B. accounts for the express business purpose of gaining competitive intelligence about other firm's practices (supporting documentation to include leader approval and specific business purpose for request)

C. non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

D. managed accounts where, e.g., employee has authorized broker to exercise investment discretion on employee's behalf and employee has no discretion over what specific securities are traded in account (supporting documentation to include: power of attorney document signed by employee and written representations from employee and from broker that employee has no trading discretion)

--------------------------------------------------------------------------------
Section 1.  Request for Exception (completed by employee, please print)

Employee Name:_________________________Employee ID:__________Routing:__________.

[ ] CORPORATE OFFICE        [ ] P1 ADVISOR        [ ] FIELD EMPLOYEE
--------------------------------------------------------------------------------

Exception type described above (also attach supporting documentation):

[ ]   A

[ ]   B (leader approval - print leader's name _________________
        leader signature_______________________)

[ ]   C

[ ]   D

[ ]   Other - explain in sufficient detail on an attachment

Broker Name:________________________________________Account #___________________

Account Ownership:______________________________________________________________

________________________________________________________________________________
Employee Signature                  Social Security #                Date

--------------------------------------------------------------------------------
Section 2.  Exception Review (completed by Personal Trade Compliance)
--------------------------------------------------------------------------------

[ ] Request on hold, more documentation needed - Please provide:

[ ] Request Denied

[ ] Request Approved

_______________________________________________________________________________
1st Level Approval                                               Date

_______________________________________________________________________________
2nd Level Approval                                               Date

                   Quarterly Non-Brokerage Certification Form

Have you or any member of your household participated in any of the types of transactions listed below during the ___ quarter of _____?

               ->   if no, you do not need to return this form.

               ->   if  yes,  check  the  appropriate  box  below,  provide  the
                    requested   information   and  return  to   Personal   Trade
                    Compliance no later than __________________.

Do NOT include any AEFA products or plans,  such as the  Incentive  Savings Plan
(ISP) or Direct U.S. Obligations (e.g. US Savings Bonds)

               Please check all that apply & fill in as necessary:

---------------------------------------- --------------------------- -------------- ------------------------- -----------------
Non-Brokerage Activity                   Description  and             Date           Buy or sell or any        Price
                                         share/face amount of                        other acquisition or
                                         security                                    disposition
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Non AXP 401K,                         If spousal 401(k) list           NA                   NA                    NA
Profit Sharing, or Co.                    only company name:
Stock Plan  (e.g.: spouse's               __________________
contribution to 401k plan)
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Dividend Reinvestment Activity
-outside of a retail brokerage account
(directly from the issuer or transfer
agent, e.g. DRIPS)
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Merger Activity
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Tender Offer
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Private Placement Activity
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Limited Partnership
---------------------------------------- --------------------------- -------------- ------------------------- -----------------
[ ] Other purchase or sales of
securities not conducted through a
broker, or securities given or
received via a gift (e.g., inherited
stock, stock given to charity)
---------------------------------------- --------------------------- -------------- ------------------------- -----------------

______________________________         _______________________
Signature                                  Date

      Return to Personal Trade Compliance at: H26/95 no later than ________